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                                                                      Exh. 10.73

                                    STARWOOD
                        Hotels & Resorts Worldwide, Inc.

                                  July 22, 2004

Mr. Kenneth S. Siegel
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, NY 10604

Dear Ken,

      This letter supplements the letter dated September 25, 2000 from Starwood Hotels & Resorts Worldwide, Inc. (the "Company") to you that sets forth the terms of your employment with the Company (the "Employment Letter").

      As previously announced, the Company has commenced a search for a new Chief Executive Officer ("CEO"). The new CEO is expected to be hired in 2004. The Company desires to offer you special severance benefits in the event your employment is terminated after the CEO is hired.

      In the event that, after the new CEO is hired, the Company terminates your employment for any reason other than "cause" (as defined in the Employment Letter), in addition to the payments and benefits provided in such circumstances under the Employment Agreement, (1) all of your stock options and restricted stock which have been granted to you under any of the Company's benefit plans prior to the date of this letter shall become vested and exercisable as of the date of termination and (2) the Termination Payment payable to you pursuant to the Employment Letter shall equal 12 months of your then current base salary and 100% of your target annual incentive. The special severance benefit under clause
(1) will expire on the second anniversary of the date the new CEO commences employment with the Company.

      Except as modified by this letter, the Employment Letter remains in full force and effect.

      By signing and returning this letter, you confirm that this letter accurately sets forth the understanding between you and the Company and that you accept and agree to the terms as outlined.

                                            Very truly yours,

                                            /s/ Barry S. Sternlicht
                                            ------------------------------
                                            Barry S. Sternlicht

ACCEPTED AND AGREED TO:

/s/ Kenneth S. Siegel
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